THE GLEASON CORPORATION

                    ANNUAL MANAGEMENT INCENTIVE COMPENSATION PLAN
                      (as amended effective for Plan Year 1995)
               ________________________________________________________


          I.    OBJECTIVES

                1. The Gleason Corporation Annual Management Incentive Compensation Plan is designed to:

                2. Effectively motivate and compensate key management employees commensurate with their contributions to organizational success.

                3. Direct the energies of key management employees toward earning a premium rate of return and the achievement of agreed upon personal performance goals.

                4. Assist in attracting and retaining qualified managerial and technical employees by providing a total compensation opportunity competitive with the marketplace.

                5. Equate personal financial success with organizational success.


          II.   DEFINITIONS:

                1. Achievement Level: Percentage performance (not to exceed 150%) by a Participant in a Plan Year of a Performance Goal.

                2. Award: The sum of all the Participant's Segment Awards for a Plan Year, converted to dollars as follows: The total number of dollars in the Incentive Pool will be divided by the total number of Units represented by all Awards and the quotient will be the value of a Performance Unit. A Participant's Award will be the result of multiplying his total Performance Units by the dollar value of a Performance Unit, subject to the limitation that no Award shall exceed 150% of what the Participant's Award would be if the Target value of a Performance Unit was $1.00.

                3. C*: The Company's weighted average cost of capital for a Plan Year.

                4. Company: Gleason Corporation and its consolidated subsidiaries.


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                5.   EVA:  Economic Value Added, which is the product of
                     multiplying (a) a percentage which is (i) the numerical amount by which RNOA for a Plan Year exceeds C* for that Plan Year, or (ii) the amount by which C* exceeds RNOA for the Plan Year (in which event EVA will be a negative number), by (b) the Company's average net operating assets for that Plan Year (e.g., if RNOA is 15% and C* is 10.5% and average net operating assets are $110,000,000, EVA will be equal to 4.5% of $110,000,000, or $4,950,000).

                6. Executive Compensation Committee: The Executive Compensation Committee of the Board of Directors of Gleason Corporation.

                7. Incentive Pool: The aggregate amount available for Awards under the Plan for a Plan Year, which shall be determined based on EVA for the Plan Year pursuant to a formula approved by the Executive Compensation Committee prior to commencement of the Plan Year.

                8.   Management Committee:  The Gleason Works Management
                     Committee.

                9. Participant: A member of the Management Committee or an eligible employee selected by the Management Committee to participate in the Plan for a Plan Year.

                10. Participant Account: An Account established for a Participant who elects to defer payment of part or all of his or her Award as provided in Article IX.

                11. Participant's Segments: The Segments determined by the Management Committee, or, in the case of a member of that Committee, by the Executive Compensation Committee, to be applicable to a Participant.

                12. Performance Goal: In the case of Company, group and unit segments, the EVA established prior to commencement of the Plan Year by the Management Committee, with approval of the Executive Compensation Committee, as entitling a Participant to 100% of his or her Segment Target Award for that Segment, or such other goals as the Management Committee, with approval of the Executive Compensation Committee, determines are more appropriate to that Segment. In the case of a personal Segment, the personal performance goals established prior to commencement of the Plan Year

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                     for the Participant by his or her manager, with the
                     approval of the Management Committee, or, in the case of a member of that Committee, with the approval of the Executive Compensation Committee, as they may be modified during the Plan Year for any Participant by such manager with the approval of the appropriate Committee.

                13. Performance Units: Units determined and applied as provided in Sections 2, 18 and 20 of this Article II.

                14. Plan: The Gleason Corporation Annual Management Incentive Compensation Plan.

                15.  Plan Year:  Calendar Year.

                16. RNOA: Return on net operating assets of the Company, a group, or unit, as the case may be, which shall be determined by dividing its operating earnings for the Plan Year (calculated in accordance with Corporate Accounting Manual, Section 1, Memo No. 1, as then in effect) by its average net operating assets for the Plan Year (non-interest bearing assets (operating assets) less non-interest bearing liabilities (operating liabilities)), the quotient being expressed as a percentage.

                17. Segments: (a) and (d), and for any Participant, if the Management Committee or Executive Compensation Committee, as appropriate, believes it appropriate,
                     (b) and/or (c), as follows:

                          (a)  Company financial performance
                          (b) Group financial performance (i.e., Tooling Group, Special Products Group, Standard Products Group)
                          (c)  Unit financial performance (i.e.,
                               Rochester, Plymouth)
                          (d)  Personal performance based on
                               accomplishment of personal objectives

                18. Segment Award: The product, expressed in Performance Units, of multiplying a Participant's Achievement Level for a Segment times his or her Segment Target Award for that Segment, as provided in Article VI.

                19. Segment Target Award: The portion of a Participant's Target Award allocated by the Management Committee, or, in the case of a member of that Committee, by the Executive Compensation Committee, to one of the

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                     Participant's Segments.  The sum of all of a
                     Participant's Segment Target Awards will equal his or her Target Award.

                20. Target Award: The number of Performance Units equal to the number of dollars which are a specified percentage (determined by the Management Committee, or, in the case of a member of that Committee, by the Executive Compensation Committee) of a Participant's salary grade midpoint for the applicable Plan Year.


          III.  ADMINISTRATION

                1.   Executive Compensation Committee

                     The Executive Compensation Committee shall approve the Incentive Pool for each Plan Year and shall administer and interpret the Plan with respect to Participants who are members of the Management Committee.

                2.   Management Committee

                     The Plan shall otherwise be administered by the Management Committee which shall, with respect to Participants who are not members of that Committee, interpret the Plan and select the employees to participate in the Plan, and shall establish procedures for the administration of the Plan. The Gleason Works Human Resources Department will have the primary responsibility for assisting the Management Committee in fulfilling its administrative responsibilities.


          IV.   ELIGIBILITY

                1.   Selection

                     Members of the Management Committee shall automatically participate in the Plan. Participants in the Plan, other than members of the Management Committee, shall be selected annually by the Management Committee with the approval of the CEO prior to commencement of the Plan Year. Participants shall be selected from key managerial employees of the Company and its units who can directly influence the critical operating results of the Company. Participation in the Plan in any Plan Year does not

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                     automatically mean participation in a subsequent Plan
                     Year.

                2.   Notification

                     Each Participant shall be advised in writing of his or her participation in the Plan prior to the start of the Plan Year during which such key employee will participate.


          V.    TARGET AWARDS:

                1.   Determination

                     Target Awards for each salary grade for a Plan Year, which shall be applicable to each Participant in that grade, shall be determined annually by the Management Committee, or, in the case of a member of that Committee, by the Executive Compensation Committee, prior to commencement of the Plan Year and set forth on a Schedule (Schedule A).

                2.   Allocation among Segments

                     Each Participant's Target Award shall be allocated by the Management Committee, or, in the case of a member of that Committee, by the Executive Compensation Committee, prior to commencement of the Plan Year among the Participant's Segments and shall be set forth on a Schedule (Schedule B).

                3.   Objective of Segments

                     The objective of a Participant's Segments is to reflect the Participant's primary area of responsibility as well as those activities which contribute to the organization's success but may not be directly reflected in the financial results.

                4.   Performance Goals

                     Performance Goals shall be determined annually prior to commencement of the Plan Year and shall be set forth on a Schedule (Schedule C) for each Participant describing the minimum Company Achievement Level below which no Segment Award will be payable, the targeted Performance Goal, and the Achievement level (150% of target) above which no additional Segment Award will be granted.

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          VI.   AWARD DETERMINATION:

                1.   Required Performance

                     (a) A Participant's minimum Achievement Level of his or her personal Performance Goals for a Plan Year must be at least 80% or the Participant will not be eligible for any Award for that Plan Year.

                     (b) (i) The Company must achieve an RNOA which is at least 50% of C* for there to be any personal performance Segment Awards.

                          (ii)  Any personal performance Segment Award
                          may, in the discretion of the Executive
                          Compensation Committee, be paid in whole or in
                          part in shares of restricted stock granted pursuant to the Company's 1992 Stock Plan.

                     (c) The Company must achieve an RNOA which is at least 80% of C* for there to be any Company Segment Awards.

                     (d) The Company must have a positive net operating profit after taxes and a unit must achieve an RNOA which is at least 80% of C* for there to be any unit Segment Awards for that unit.

                     (e) The Company must have a positive net operating profit after taxes and a group must achieve an RNOA which is at least 80% of C* for there to be any group Segment Awards for that group.

                2.   Determination of Awards

                     (a) The Executive Compensation Committee will prior to the commencement of each Plan Year approve a Schedule (Schedule D) setting forth the minimum and maximum Incentive Pool for the Plan Year, the EVAs for that year below which no Awards will be given, and at and above which the maximum Company Segment awards will be, and maximum personal Segment awards may be, given, respectively, and the size of the Incentive Pool it deems appropriate at intermediate EVA levels.

                     (b) Achievement Level for Personal Performance Goals shall be determined by a Participant's manager with the approval of the Management Committee, or, in the case of a member of that Committee,

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                          with the approval of the Executive Compensation
                          Committee.

                     (c) A Participant's Award, if any, shall be the sum of the results of multiplying the Participant's Achievement Level for each of his or her Segments by the Segment Target Award for that Segment.

                     (d) No Participant shall receive an Award for any Segment in excess of 150% of his or her Target Award for that Segment.


          VII.  CHANGE IN EMPLOYMENT STATUS

                1.   Promotion, etc.

                     Awards of a Participant who is promoted during a Plan Year within or among groups or units, shall be based on his or her new salary grade.

                2.   Retirement, etc.

                     Awards of a Participant (or his or her beneficiaries or legal representatives) who retires, becomes disabled, or dies during a Plan Year shall be based on the portion of the Plan Year during which the Participant was actively performing his or her duties. In such a case, the Achievement Level of the Participant's personal Performance Goals shall be deemed to be 100%.

                3.   Other Termination

                     A Participant whose employment terminates, other than for retirement, disability, or death, or is on a leave of absence or extended illness at any time during the Plan Year shall be entitled to receive an Award only with the approval of the CEO and, in the case of a member of the Management Committee, the approval of the Executive Compensation Committee.


          VIII. PAYMENT OF AWARDS

                1. Awards under the Plan shall, unless deferred pursuant to Article IX, be paid in cash as soon as practicable after the Company's annual financial results have

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                     been determined and audited; except that any portion
                     payable in restricted stock pursuant to the Company's 1992 Stock Plan, as provided in Section 1(b)(ii) of
                     Article VI of this Plan, will be payable in that number of whole shares of restricted stock that most nearly equals without exceeding the number of shares of Company stock having a value equal to the portion of the Award payable in restricted stock based on the mean price of Company stock in New York Stock Exchange Composite Trading on the date the Executive Compensation Committee makes or approves such Award, or, if there is no such trading on such date, on the last preceding date on which there was such trading, and retrictions on such stock shall lapse in accordance with the terms of such Award pursuant to the 1992 Stock Plan.


          IX.   DEFERRAL OF AWARDS

                1.   Amount of Deferral

                     A Participant may elect to defer receipt of all or a specified portion of his or her Award, except any portion awarded in shares of restricted stock pursuant to the Company's 1992 Stock Plan, as provided in Section 1(b)(ii) of Article VI of this Plan.

                2.   Time for Electing Deferral

                     Any election to defer an Award, or to change an existing election, must be made prior to commencement of the Plan Year to which the Award relates, and shall remain in effect until so changed.

                3.   Participant Accounts

                     (a) A Participant Account shall be established for each Participant who elects a deferral. Each Participant Account shall be credited with the amounts deferred on behalf of a Participant plus assumed interest at a rate equal to the prime rate as listed in the "Wall Street Journal" on the first business day of the calendar quarter for which interest is being credited to the Participant Account.

                     (b) Assumed interest shall be compounded quarterly and treated as earned from the day of crediting

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                          to the date of withdrawal.  The value of each
                          Participant Account shall be adjusted no less frequently than annually to reflect contributions to the Account, payments from the Account as hereinafter provided, and assumed interest.

                     (c) The maintenance of individual Participant Accounts is for bookkeeping purposes only. The Company is not obligated to acquire or set aside any particular assets for the discharge of its obligations, nor is any Participant to have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company's obligations.

          4.    Payment of Deferred Amounts

                     (a) No withdrawal may be made from a Participant Account except as provided in this Section 4. Payments from a Participant Account shall be made at such time as the Participant has elected in accordance with Section 5 of this Article IX. In the case of financial hardship, the Management Committee, or, in the case of a Participant who is then a member of that Committee, the Executive Compensation Committee, may in its sole discretion distribute all or a portion of a Participant Account prior to the time designated by the Participant in accordance with Section 5. The amount of such a hardship distribution shall not exceed the amount needed to relieve the hardship.

                     (b) All payments shall be made only in cash in the form of either a lump sum payment or monthly installments over a period of years not to exceed ten (10). Where payments are made in monthly installments, the balance credited to a Participant Account shall continue to be adjusted for assumed interest earnings as provided in Section 3.

                     (c) If installment payments are elected, the first installment shall equal the value of the Participant Account at such time multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of monthly installments to be made. All subsequent installments shall equal the value of the

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                          Participant Accounts as of the last valuation
                          date preceding the installment which is to be paid multiplied by a fraction the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments already paid.

                     (d) In the event of a Participant's death before he or she has received all of the deferred payments to which he or she is entitled hereunder, the then value of his or her Participant Account shall be paid to his or her estate in a single payment.

                     (e) Notwithstanding a Participant's election of installment payments, the Company in its sole discretion, shall have a right to accelerate any such payments or to make payment of the balance of a Participant Account in a lump sum.

          5.    Manner of Electing Deferral

                     A Participant shall elect a deferral by giving written notice to the Management Committee in a form substantially the same as the Election Form attached hereto as Schedule D. The notice shall include (1) the portion of the Award to be deferred; (2) the time as of which deferral is to commence; (3) an election of a lump sum payment or the number of monthly installments (number of years not to exceed 10) for the payment of the deferred amounts; and (4) the date of the lump sum payment or the first installment payment (not later than the first day of the month following the Participant's 70th birthday).

                6.   Participant's Rights Unsecured

                     The right of any Participant or his or her estate to receive future installments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company.

                7.   Statement of Account

                     Statements will be sent to Participants no less frequently than annually as to the value of their Participant Accounts.


          X.    COMMITTEE DISCRETION

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                1.   Conclusiveness of Committee Decisions

                     All decisions of the Executive Compensation Committee and the Management Committee shall be made in their sole discretion, respectively, and shall be conclusive. No member of either Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.


                2.   Adjustment during Plan Year

                     Notwithstanding any other provision of this Plan, in the event of unusual circumstances, previously approved Performance Goals of the Company and/or any divisions, subsidiaries or units, Target Awards and/or Segment Target Awards, may be adjusted during the Plan Year when the Management Committee, with the concurrence of the Executive Compensation Committee, believes it to be in the best interests of the Company.


          XI.   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

                1. The Executive Compensation Committee may, at any time, amend, suspend or terminate the Plan, provided that no such amendment, suspension or termination shall, without the consent of the Participant, adversely affect a Participant's accruals in his or her Participant Account, and, except as provided in
                     Article X, such action does not reduce or eliminate a Participant's Target Award or Segment Target Awards for the then current Plan Year.


          XII.  MISCELLANEOUS

                1.   Rights Non-Assignable

                     No right to receive payment of an Award or from a Participant Account shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution.

                2.   No Right of Employment

                     Designation of a Participant does not confer any right on the Participant to continue in the employment of the Company or any subsidiary or affect the right of the Company or subsidiary to terminate such Participant's employment.